Exhibit 5.1

Law Group	Ann E. Padjen
Air Products and Chemicals, Inc.	Senior Corporate and Finance Counsel
7201 Hamilton Boulevard
Allentown, PA 18195-1501	Ms. Padjen’s Direct Dial: (610) 481-3306
Tel (610) 481-7351	Voice Mail: (610)481-8456, Ext. 13306
Fax (610) 481-8223	e-mail: PADJENAE@AIRPRODUCTS.COM
February 12, 2015

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

Re:	€300,000,000 Air Products and Chemicals, Inc.
1.000% Notes due 2025 (the “Securities”)

Ladies and Gentlemen:

I am Senior Corporate and Finance Counsel to Air Products and Chemicals, Inc., a Delaware corporation (the “Corporation”), and am delivering this opinion in connection with the issuance and sale by the Corporation of the above-defined Securities under the terms of an Indenture dated January 10, 1995 (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to U. S. Bank National Association (formerly Wachovia Bank, National Association, and initially First Fidelity Bank, National Association), as trustee (the “Trustee”). The Securities are being offered and sold pursuant to the Registration Statement on Form S-3 (File No. 333-200537) (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on November 24, 2014, the form of prospectus included therein, the prospectus supplement subject to completion thereto dated February 3, 2015 and the prospectus supplement thereto dated February 3, 2015 (such prospectus, prospectus supplement subject to completion and prospectus supplement, collectively, the “Prospectus”). The Registration Statement became effective automatically on November 24, 2014. In connection with the issuance and sale of the Securities, the Corporation entered in to an Underwriting Agreement dated February 3, 2015, among the Company and the Underwriters named therein (the “Underwriting Agreement”).

I or members of the Corporation’s legal staff have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Officers’ Certificate establishing the terms of the Notes (including the form of the Notes attached thereto), the Underwriting Agreement and such other such documents, corporate records, certificates of public officials and officers of the Corporation and other instruments and have considered such matters of law as I have deemed necessary or advisable for the purpose of enabling me to render the following opinion. I have assumed the authority of the Trustee to enter into the Indenture and to authenticate the Notes, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as copies.

Air Products and Chemicals, Inc.

February 12, 2015

Based upon the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in my capacity as Senior Corporate and Finance Counsel to the Corporation, I am of the opinion that the Notes constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

I am admitted to practice in the Commonwealth of Pennsylvania and do not purport to be an expert on or generally familiar with or qualified to render an opinion concerning any law other than the law of such Commonwealth. In addition, I have reviewed and am therefore generally familiar with the general corporate law of the State of Delaware. The opinions expressed above are limited to the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware and I express no opinion concerning the laws of any other jurisdiction. This opinion is given as of the date hereof; I do not undertake to advise you of any facts that come to my attention, or of any change in law that may occur, after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Corporation and incorporated by reference into the Registration Statement and to the reference to my name under the caption “Legal Opinions” in the Prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Ann E. Padjen

Ann E. Padjen